UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under §240.14a-12

INTERNATIONAL PAPER COMPANY

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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6400 Poplar Avenue, Memphis, Tennessee 38197

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREOWNERS

TO BE HELD ON MONDAY, MAY 11, 2020

The following Notice of Change of Location (the “Notice”) relates to the proxy statement (the “Proxy Statement”) of International Paper Company (the “Company”), dated April 1, 2020, furnished to the Company’s shareowners in connection with the solicitation of proxies by the Board of Directors of the Company for use at the annual meeting of shareowners (the “Annual Meeting”) to be held on Monday, May 11, 2020. The purpose of the Notice is to announce a change in the location of the Annual Meeting from a hybrid meeting format to a virtual meeting format only, via live webcast.

This Notice is being filed with the Securities and Exchange Commission and is being made available to shareowners on or about April 27, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT

NOTICE OF CHANGE OF LOCATION

OF ANNUAL MEETING OF SHAREOWNERS

TO BE HELD ON MAY 11, 2020

Dear Shareowners:

NOTICE IS HEREBY GIVEN that the location of the annual meeting of shareowners (the “Annual Meeting”) of International Paper Company (the “Company”) has been changed from a hybrid format to a virtual-only format.

As previously announced, the Annual Meeting will be held on May 11, 2020 at 11:00 a.m. (CDT). The Board of Directors of the Company has determined that, in order to protect the health and safety of its shareowners, employees, directors and communities amidst the COVID-19 pandemic, the Company will hold its Annual Meeting in a virtual meeting format only, via live webcast. As such, you will not be able to attend the Annual Meeting in person. The items of business are the same as set forth in the Proxy Statement previously mailed or made available to you.

As described in the Proxy Statement for the Annual Meeting previously distributed, you are entitled to vote at the Annual Meeting if you were a shareowner as of the close of business on March 12, 2020, the record date, or you held your shares in “street name” on such date. In any such event, you may vote prior to the Annual Meeting by following the instructions set forth in the proxy materials previously distributed.

The Annual Meeting will be held at www.virtualshareholdermeeting.com/IP2020. If you are a shareowner or hold your shares in “street name” and desire to attend and be able to vote your shares at the Annual Meeting, and ask questions during the Annual Meeting, you must enter the control number found on your proxy card, voting instruction form or notice you previously received. Online check-in will be available approximately 15 minutes before the meeting starts. All participants should reference the Rules for Conduct of Meeting, which will be posted on the meeting site.

Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting. If you have already submitted your proxy, no additional action is required.

By Order of the Board of Directors,

Sharon R. Ryan Senior Vice President – General Counsel & Corporate Secretary

Memphis, Tennessee

April 27, 2020

The Company’s Proxy Statement and 2019 Annual Report are available at www.internationalpaper.com.